Estoppel Certificate THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of October 23, 2023, is executed by ARBUTUS BIOPHARMA, INC., a Delaware corporation ("Tenanf') in favor of ARE·PA REGION NO. 7, LLC, a Delaware limited liability company ("Landlord"), and NOVITA EQUITIES, LLC, a Pennsylvania limited liability company, together with its nominees, designees and assigns (collectively, "Buyer''). RECITALS A. Buyer and Landlord have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 5, 2023 (as amended, the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located at 701 Veterans Circle, Warminster, Pennsylvania 18974-3531, more particularly described on Exhibit A attached to the Purchase Agreement ("Property"). B. Tenant and Landlord have entered into that certain Lease Agreement dated as of August 9, 2016 (together with all amendments, modifications, supplements, guarantees, and restatements thereof, the "Lease"}, for a portion of the Property. C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppal certificate certifying the status of the Lease. D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Buyer will rely on the representations and agreements below. NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows: Section 1. Lease. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof: First Amendment to Lease Agreement dated October 7, 2016. Section 2. Leased Premises. Pursuant to the Lease, Tenant leases those certain premises ("Leased Premises") consisting of approximately 35,155 rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease; Tenant has the exclusive right to use all of the parking spaces located on the Property during the term of the Lease. Section 3. Full Force of Lease. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights. Section 4. Complete Agreement. The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

Section 5. Acceptance of Leased Premises. Tenant has accepted possession and is currently occupying the Leased Premises. Section 6. Lease Term. The term of the Lease commenced on October 7, 2016 and ends on April 30, 2027, subject to the following options to extend: Two consecutive rights to extend the term for 5 years each. Section 7. Purchase Rights. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows: None. Section 8. Rights of Tenant. Except as expressly stated in this Certificate, Tenant: (a) (b} the Lease. has no right to renew or extend the term of the Lease; and has no right, title, or interest in the Leased Premises, other than as Tenant under Section 9. Rent. (a) The obligation to pay rent under the Lease commenced on October 7, 2016. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease. (b) Tenant is currently paying base rent under the Lease in the amount of $59,467.00 per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: Free rent months provide for in the Lease. (c} Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is 100% and is currently being paid at the rate of $9,961.01 per month, payable to Landlord. Tenant also is paying $1,675.56 per month for the roof membrane replacement. (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: None. Section 10. Security Deposit. The amount of Tenant's security deposit held by Landlord under the Lease is $99,606. Section 11. Prepaid Rent. There is no prepaid rent. Section 12. Insurance. All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect. Section 13. Pending Actions. There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state. Section 14. Tenant Improvements. As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the givingof notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows: None. Section 15. Assignments by Landlord. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Buyer and acknowledges that said assignment does not violate the provisions of the Lease. Section 16. Assignments by Tenant. Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease. Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and Lender in agreeing to purchase the Property. Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so. TENANT: ARBUTUS BIOPHARMA, INC., a Delaware corporation By: /s/ J. Christopher Naftzger Name: J Christopher Naftzger Title: General Counsel & CCO